EXHIBIT 21.1

SUBSIDIARIES OF U.S. HOME SYSTEMS, INC.

NAME	STATE OR OTHER
JURISDICTION OF
INCORPORATION
OR ORGANIZATION

U.S. Remodelers, Inc.	Delaware

Canadian Home Systems, Ltd.	Ontario Province
Canada

Exhibit 21.1 – Page 1